UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RECRO PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

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490 Lapp Road

Malvern, PA 19355

2017 ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 12, 2017

March 28, 2017

Dear Shareholder:

We are pleased to invite you to attend Recro Pharma Inc.’s 2017 Annual Meeting of Shareholders, or Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Friday, May 12, 2017, at The Desmond Hotel Malvern, 1 Liberty Blvd., Malvern, PA 19355.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2017 Annual Meeting of Shareholders and 2017 Annual Meeting Proxy Statement, or Proxy Statement. Other than the proposals described in the Proxy Statement, the Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2016, or 2016 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2016 Annual Report. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials and our 2016 Annual Report by mail. This process allows us to provide our shareholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of 2017 Annual Meeting of Shareholders and Proxy Statement.

On behalf of Recro Pharma, Inc., we thank you for your ongoing interest and investment in our company. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our Chief Financial Officer, Michael Celano, at (484) 395-2413.

Sincerely,

Wayne Weisman	Gerri Henwood
Chairman of the Board	President and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE

FIRST BEING MADE AVAILABLE ON OR ABOUT MARCH 28, 2017.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are invited to attend Recro Pharma, Inc.’s 2017 Annual Meeting of Shareholders. At the Annual Meeting, shareholders will vote:

•	to elect the three director nominees that are set forth in the attached proxy statement to serve as class III directors, whose term will expire in 2020; and

•	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.

Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:	May 12, 2017

Time:	9:00 a.m.

Location:	The Desmond Hotel Malvern 1 Liberty Blvd. Malvern, PA 19355

Record Date:	You can vote if you were a shareholder of record on March 24, 2017.

Your vote matters. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Randall Mack Corporate Secretary March 28, 2017

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This proxy statement and the proxy card are being furnished to our shareholders on or about March 28, 2017. This proxy statement and our 2016 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2016 Annual Report, including the financial statements, please send your request to Chief Accounting Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this proxy statement and our 2016 Annual Report in full.

PROXY SUMMARY

Summary of Shareholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of Class III Directors for Three-Year Term Expiring in 2020	Page 31	✓ FOR Each Nominee

Alfred Altomari William L. Ashton Dr. Michael Berelowitz
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2017	Page 31	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Alfred Altomari, William L. Ashton and Dr. Michael Berelowitz as Class III directors to serve, each for a three-year term, expiring at our 2020 Annual Meeting of Shareholders. The number of members of our Board is currently set at eight members and is divided into three classes, each of which has a three-year term. Class I consists of two directors, and both of Class II and Class III consist of three directors.

The term of office of our Class III directors expires at the Annual Meeting. We are nominating Alfred Altomari, William L. Ashton and Dr. Michael Berelowitz for re-election at the Annual Meeting to serve until the 2020 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our shareholders at the Annual Meeting. The three nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Mr. Altomari, Mr. Ashton and Dr. Berelowitz. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

					Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NGCC	Other Current Public Company Boards
Alfred Altomari	58	2014	Chairman, President and Chief Executive Officer of Agile Therapeutics	Yes	C	M		Agile Therapeutics; Insmed Incorporated
William Ashton	66	2009	Consultant	Yes		M		Galena Biopharma, Inc.
Dr. Michael Berelowitz	72	2014	Consultant	Yes	M		M	Kamada Ltd.

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

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SUMMARY INFORMATION(continued)

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board (set by the Board)	8
Number of Independent Directors	7
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, experience and skills	Yes

Recent Corporate Highlights

•	In February 2017, we announced completion of enrollment of our Phase III, multicenter, randomized, double-blind, safety study evaluating our lead product candidate, injectable meloxicam, following major elective surgery. We also recently completed studies evaluating the pharmacokinetics of our lead product candidate, injectable meloxicam, in subjects with mild renal impairment, which demonstrated that there is not a meaningful clinical difference in meloxicam plasma exposure in subjects older than 65 years compared to a younger, healthier group of subjects and that therapeutic and subtherapeutic doses of injectable meloxicam did not affect cardiac repolarization in the form of prolonged QTcF interval, or in other measures including QTcB, HR, PR and QRS.

•	In December 2016, we closed an underwritten public offering in which we sold 6,670,000 shares of common stock at a price per share of $6.00, for net proceeds of approximately $36.9 million after deducting underwriting commissions and offering expenses.

•	In November 2016, we announced positive results from the second of our Phase III pivotal clinical trials evaluating our lead product candidate, injectable meloxicam, in pain relief over a 24-hour period in a soft tissue, post-operative pain model.

•	In August 2016, we closed an underwritten public offering in which we sold 1,986,666 shares of common stock at a price per share of $7.50, for net proceeds of approximately $13.4 million after deducting underwriting commissions and offering expenses.

•	In July 2016, we announced positive results from a Phase III pivotal clinical trial evaluating our lead product candidate, injectable meloxicam, in pain relief over a 48-hour period in a hard tissue, post-operative pain model.

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TABLE OF CONTENTS (continued)

PROXY STATEMENT

This proxy statement, with the enclosed proxy card, is being furnished to shareholders of Recro Pharma, Inc. in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Friday, May 12, 2017, at 9:00 a.m. at The Desmond Hotel Malvern, 1 Liberty Blvd., Malvern, PA 19355.

This proxy statement and the enclosed proxy card are first being furnished to our shareholders on or about March 28, 2017. The Notice of Internet Availability of Proxy Materials being mailed to the shareholders is not part of the proxy statement.

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GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This proxy statement contains information on these matters to assist you in voting your shares.

This proxy statement and the proxy card are being furnished to our shareholders on or about March 28, 2017. This proxy statement and our 2016 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2016 Annual Report, including the financial statements, please send your request to Chief Accounting Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

SHAREHOLDERS ENTITLED TO VOTE

All shareholders of record of our common stock, par value $0.01 per share, at the close of business on March 24, 2017, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 19,050,966 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-579-1639.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date. You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy. If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or Internet is 11:59 PM Eastern Time on May 11, 2017. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker,

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GENERAL INFORMATION ABOUT THE MEETING (continued)

bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of Class III Directors for Three-Year Term Expiring in 2020	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2017	Majority of the shares cast on the proposal in person or represented by proxy	Abstentions and broker non-votes will have the effect of negative votes	Yes

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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BOARD OF DIRECTORS

Our Board has nominated Alfred Altomari, William L. Ashton and Dr. Michael Berelowitz for re-election at our Annual Meeting to hold office until our 2020 annual meeting of shareholders.

Our Board is our company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders. Our board selects our senior management team, who in turn are responsible for the day-to-day operations of our company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Alfred Altomari, William L. Ashton and Dr. Michael Berelowitz, current Class III Directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2020 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to general corporate strategy and oversight of corporate performance, risk management, organizational development and succession planning.

Our Third Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at eight members and is divided into three classes with staggered three-year terms. The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members. The Governance Committee has identified certain criteria that it will consider in identifying director nominees. These criteria include:

•	personal integrity and ethical character;

•	capability to fairly and equally represent our shareholders;

•	demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or education endeavor;

•	sound business judgment demonstrating an ability to function effectively in an oversight role;

•	business understanding regarding major issues facing public companies of a size and operation similar to the Company; and

•	actual and potential conflicts of interest.

The Governance Committee also considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

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BOARD OF DIRECTORS (continued)

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Governance Committee considers nominations by shareholders who recommend candidates for election to the Board. The Governance Committee evaluates nominees recommended by shareholders in the same manner as it evaluates other nominees. A shareholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Recommendations submitted for consideration by the Committee in preparation for the 2018 Annual Meeting of Shareholders must be received no later than the close of business on November 28, 2017, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first made available to our shareholders in connection with the Annual Meeting. If we change the date of the 2018 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, recommendations of director candidates must be received a reasonable time before we begin to print and mail the proxy materials for the 2018 Annual Meeting. Each notice of recommendation must contain the information required under our Bylaws, including: (a) the name and address of the shareholder; (b) the name and address of the person to be nominated; (c) a representation that the shareholder is a holder of our common stock and entitled to vote at the meeting; (d) a statement in support of the shareholder’s recommendation, including a description of the candidate’s qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission, or the SEC; and (f) the candidate’s written, signed consent to serve if elected. The Governance Committee will follow the process described above in considering nominees proposed by shareholders in accordance with the foregoing requirements.

Alternatively, as discussed under “Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting,” in order to nominate a candidate for election by the shareholders at the 2018 Annual Meeting of Shareholders (in cases where the Board does not intend to nominate the candidate or where the Governance Committee was not requested to consider his or her candidacy), shareholders must comply with the procedures in our Bylaws, a copy of which is available upon request to the our Corporate Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such nominee.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES

CLASS III DIRECTORS— PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2020

All of the nominees are current directors on our Board and have been determined by our Board to be independent. Our Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Committee’s recommendation at its meeting on March 3, 2017.

Alfred Altomari
Age: 58	Committee Memberships: Audit (Chair); Compensation
Director Since: 2014	Other Public Directorships: Agile Therapeutics; Insmed Incorporated

Alfred Altomari has been a member of our Board since 2014. Mr. Altomari has served as Chairman, President and Chief Executive Officer of Agile Therapeutics, or Agile, a specialty pharmaceutical company focused on

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BOARD OF DIRECTORS (continued)

the development and commercialization of new prescription contraceptive products, since October 2010. Mr. Altomari is also a member of the board of directors of Agile and prior to being named President and Chief Executive Officer, he served as Agile’s Executive Chairman from 2004 to 2010. From 2008 to September 2010, Mr. Altomari also served as a consultant. From 2003 to 2008, Mr. Altomari held multiple senior management positions, including Chief Commercial Officer, Chief Operating Officer, and Chief Executive Officer, at Barrier Therapeutics, Inc., a pharmaceutical company that developed and marketed dermatology products. In 2008, in his role as Chief Executive Officer and as a member of Barrier’s board of directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance with Johnson & Johnson. Mr. Altomari also serves on the board of directors of Insmed Incorporated. Mr. Altomari received an M.B.A. from Rider University and his B.S. from Drexel University.

Skills & Qualifications: Mr. Altomari’s extensive experience in the pharmaceutical industry, in senior leadership positions at both large and specialty pharmaceutical companies as well as his experience in the development, commercialization and launch of numerous pharmaceutical products, contributed to our Board’s conclusion that he should serve as a director of our company.

William L. Ashton
Age: 66	Committee Memberships: Compensation
Director Since: 2009	Other Public Directorships: Galena Biopharma, Inc.

William L. Ashton has been a member of our Board since 2009. Since the beginning of 2013, Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. Mr. Ashton has 29 years’ experience in the biopharmaceutical industry. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of directors of Galena Biopharma, Inc. He is also a member of the board of directors of the Academy of Notre Dame and Loyola University. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and an M.A., Education, from the University of Pittsburgh.

Skills & Qualifications: Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization, including developing and leading a commercial sales force, as well as his governance experience as a board member of public and privately-held companies and his reimbursement expertise contributed to our Board’s conclusion that he should serve as a director of our company.

Dr. Michael Berelowitz
Age: 72	Committee Memberships: Audit; Nominating and Corporate Governance
Director Since: 2014	Other Public Directorships: Kamada Ltd.

Dr. Michael Berelowitz has been a member of our Board since 2014. Since 2011, Dr. Berelowitz has served as a biopharmaceutical consultant. From 2009 to 2011, Dr. Berelowitz was Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc., a pharmaceutical company. From 1996 to 2009, he held various other roles at Pfizer, Inc., beginning as a Medical Director in the Diabetes Clinical Research team and then assuming positions of increasing responsibility. Prior to that, Dr. Berelowitz spent a number of years in academia. Dr. Berelowitz also serves on the board of directors of Kamada Ltd. Among his

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BOARD OF DIRECTORS (continued)

public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association and the Clinical Initiatives Committee of the Endocrine Society, and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism and Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders. Dr. Berelowitz holds adjunct appointments as Professor of Medicine in the Divisions of Endocrinology and Metabolism at SUNY – StonyBrook and Mt. Sinai School of Medicine in New York. Dr. Berelowitz holds a MBChB degree from University of Cape Town-School of Medicine.

Skills & Qualifications: Dr. Berelowitz’s years of experience in management roles in the pharmaceuticals industry, his experience in overseeing and reviewing clinical trials and drug development, as well as his vast medical and scientific expertise, contributed to our Board’s conclusion that he should serve as a director of our company.

CONTINUING DIRECTORS

CLASS I DIRECTORS —TERMS EXPIRING AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Winston J. Churchill
Age: 76	Committee Memberships: Compensation; Nominating and Corporate Governance (Chair)
Director Since: 2008	Other Public Directorships: Griffin Land & Nurseries, Inc., Innovative Solutions and Support, Inc., Amkor Technology, Inc.

Winston J. Churchill has been a member of our Board since 2008. Since 2007, Mr. Churchill has been a director of the corporate general partner of the common general partner of SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P., collectively referred to herein as SCP Vitalife, which beneficially owns 15.7% of our outstanding stock as of April 1, 2017. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Mr. Churchill has also served since 1993 as the President of CIP Capital Management, Inc., the general partner of CIP Capital, L.P., an SBA-licensed private equity fund. Prior to that, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Griffin Land & Nurseries, Inc., Innovative Solutions and Support, Inc., Amkor Technology, Inc. and various SCP Vitalife portfolio companies. In addition, he serves as a director on the boards of a number of charities and as a trustee of educational institutions including the Gesu School and Scholar Academies and is a Trustee Fellow of Fordham University. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System. He was awarded a B.S. in Physics, summa cum laude, from Fordham University followed by an M.A. in Economics from Oxford University, where he studied as a Rhodes Scholar, and a J.D. from Yale Law School.

Skills & Qualifications: Mr. Churchill’s insight into financial and investment matters from his experience in private equity investing in life sciences companies, his financial and corporate governance experience from serving on numerous public and private boards of directors, as well as his long service as a director on our Board, where he gained extensive knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our company.

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BOARD OF DIRECTORS (continued)

Wayne B. Weisman
Age: 61	Committee Memberships: Nominating and Corporate Governance
Director Since: 2008	Other Public Directorships: ReWalk Robotics Ltd.

Wayne B. Weisman has been a member and the chairman of our Board since 2008. Since 2007, Mr. Weisman has been a director of the corporate general partner of the common general partner of SCP Vitalife, which beneficially owns 15.7% of our outstanding stock as of April 1, 2016. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. He has also led the activities of SCP Private Equity Partners II, L.P., a venture capital fund of which he and Mr. Churchill are principals, in the life sciences area; these activities include investments in the United States and Israel. He has also led several other technology investments for SCP Private Equity Partners II, L.P. He has been a member of the investment committee of the Vitalife Life Sciences funds since their inception in 2002 and has worked closely with these funds since then. Mr. Weisman has been a member of the board of directors of CIP Capital L.P., a small business investment company licensed by the U.S. Small Business Administration since its inception in 1991. From 1992 to 1994, Mr. Weisman was executive vice president and member of the board of directors of a public drug delivery technology company. In addition, he also operated a management and financial advisory firm focusing on the reorganization and turnaround of troubled companies and began his career practicing reorganization law at a large Philadelphia law firm. Mr. Weisman possesses extensive experience in venture capital investing, particularly in the life sciences area. Mr. Weisman serves on the board of ReWalk Robotics Ltd. and on the board of directors for a number of private companies. He is the chairman of the boards of trustees of Young Scholars School, Young Scholars Frederick Douglass and Young Scholars Kenderton. He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania, and a J.D. from the University of Michigan Law School.

Skills & Qualifications: Mr. Weisman’s leadership as a director of various pharmaceutical and healthcare companies, his experience serving on the board of directors of life sciences companies, his insight into the legal issues facing our business, as well as his in-depth knowledge of our business and history as a long time director, contributed to our Board’s conclusion that he should serve as a director of our company.

CLASS II DIRECTORS — TERMS EXPIRING AT THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Karen Flynn
Age: 54	Committee Memberships: Audit; Compensation (Chair)
Director Since: 2015	Other Public Directorships: None

Karen Flynn has been a member of our Board since 2015. Ms. Flynn has served as Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc., or West, a manufacturer of packaging components and delivery systems for healthcare products, since January 2016. Prior to that, Ms. Flynn served as President of the Pharmaceutical Packaging Systems of West from October 2014 to January 2016. Prior to her appointment as President of the Pharmaceutical Packaging Systems, Ms. Flynn served as President, Americas Region, Pharmaceutical Packaging Systems at West, where she was responsible for the Americas regional business segment, including both the manufacturing and commercial aspects of the business. From 2000 to 2008, Ms. Flynn worked in the Sales Management department of Catalent (formerly known as a division of Cardinal Health), a drug development, delivery and supply partner for drugs, biologics and consumer health products, where she ultimately served as Vice President, Global Accounts. Prior to joining Catalent, Ms. Flynn spent 15 years at West, in roles spanning Quality, R&D, Technical Services and Sales. She is a member of the Healthcare Businesswomen’s Association and the Forum of Executive Women, and she serves on the

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BOARD OF DIRECTORS (continued)

Downingtown STEM Academy Advisory Board. Ms. Flynn holds a B.S. in Pre-Professional Studies (Pre-Med) from The University of Notre Dame, an M.S. in Business Administration from Boston University, and an M.S. in Engineering from The University of Pennsylvania.

Skills & Qualifications: Ms. Flynn’s extensive experience in the pharmaceutical industry, including her experience in senior leadership positions working at and with large pharmaceutical companies, as well as her insight into the manufacture of pharmaceutical products, contributed to our Board’s conclusion that she should serve as a director of our company.

Gerri Henwood
Age: 64	Committee Memberships: None
Director Since: 2008	Other Public Directorships: Tetraphase Pharmaceuticals, Inc.

Gerri Henwood has served as our President and Chief Executive Officer and a member of our Board since our inception in 2008. From 2006 to 2013, Ms. Henwood served as the President of Malvern Consulting Group, or MCG, a pharmaceutical incubator and consulting firm. From 1999 to 2006, Ms. Henwood was the President and Chief Executive Officer of Auxilium Pharmaceuticals, Inc., or Auxilium, a biopharmaceutical company she founded in late 1999. From 1985 to 1999, Ms. Henwood was the founder and Chief Executive Officer of IBAH, Inc., or IBAH, a contract research organization. IBAH reached a net revenue level of $150 million, as a NASDAQ traded company, before being acquired by Omnicare in 1998. Ms. Henwood began her career with Smith Kline & French, now part of GlaxoSmithKline plc, in the pharmaceutical management program. She rose through the ranks to be a brand manager, then the head of Regulatory and Medical Affairs for the U.S. business and then to the position of Group Director—Marketing in the International Pharmaceutical Division. Ms. Henwood currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, a position she has held since May 2015, and two private companies, and she previously served on the board of directors of Alkermes, Inc. and its successor company, Alkermes, plc, a global biopharmaceutical company, from 2003 until March 2015, and on the board of directors of MAP Pharmaceuticals, Inc., a biopharmaceuticals company, from 2004 until its acquisition by Allergan, Inc. in March 2013. Ms. Henwood also serves on the compensation committee of the board of directors of Tetraphase Pharmaceuticals, Inc. Ms. Henwood holds a B.S. in Biology from Neumann University.

Skills & Qualifications: Ms. Henwood’s strong background in clinical and product development and substantial knowledge of the pharmaceutical industry, her expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, her corporate governance experience as a board member of multiple publicly-traded and privately-held companies, as well as her extensive knowledge of our business and history as a founder of our company, contributed to our Board’s conclusion that she should serve as a director of our company.

Bryan M. Reasons
Age: 49	Committee Memberships: None
Director Since: 2017	Other Public Directorships: None

Bryan M. Reasons has been a director of the Company since 2017. Mr. Reasons has served as the Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc., or Impax, a specialty pharmaceutical company, since December 2012. He previously served as the Acting Chief Financial Officer of Impax from June 2012 to December 2012 and as the Vice President, Finance of Impax from January 2012 to June 2012. Prior to joining Impax, Mr. Reasons served as Vice President, Finance, from January 2010 to November 2011 and as Vice President, Risk Management and General Auditor, from October 2005 to January 2010 at Cephalon, Inc., or

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BOARD OF DIRECTORS (continued)

Cephalon, a biopharmaceutical company. Following the acquisition of Cephalon by Teva Pharmaceutical Industries Ltd., a generic pharmaceuticals company, he served as Vice President, Finance of Teva from November 2011 to January 2012. Prior to joining Cephalon, Mr. Reasons held various finance management positions at E.I. Du Pont De Nemours and Company from 2003 to 2005 and served as senior manager at PricewaterhouseCoopers LLP from 1992 to 2003. Mr. Reasons has a B.S in accounting from Pennsylvania State University and an M.B.A from Widener University and is a certified public accountant.

Skills & Qualifications: Mr. Reasons’s extensive experience in the pharmaceutical industry, including his experience in senior leadership positions at a number of large pharmaceutical companies, as well as his expertise in financial and accounting matters, contributed to our Board’s conclusion that he should serve as a director of our company.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Second Amended and Restated Articles of Incorporation, or Articles, our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct and the charters of the committees of the Board, or the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee of the board and our Code of Conduct on our website www.recropharma.com under “News & Investors—Corporate Governance—Governance Documents.”

BOARD INDEPENDENCE

Our Board has determined all of our directors, except for Ms. Henwood, are “independent” directors, as defined under the rules of the NASDAQ Capital Market, or NASDAQ. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board with Ms. Henwood serving as our Chief Executive Officer and Mr. Weisman serving as Chairman of the Board.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee; the Compensation Committee; and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the SEC and NASDAQ. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

RISK MANAGEMENT

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•	The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT(continued )

•	The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•	The Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, succession planning and the annual evaluations of our Board and its Committees. Our corporate governance guidelines are reviewed at least annually by the Governance Committee and amended by our Board when appropriate.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director (1)	Independence	Board	AC	CC	NCGC
Alfred Altomari	Yes	M	C	M
William Ashton	Yes	M		M
Michael Berelowitz	Yes	M	M		M
Winston Churchill	Yes	M		M	C
Karen Flynn	Yes	M	M	C
Gerri Henwood	No	M
Abraham Ludomirski(2)	Yes	M
Bryan M. Reasons(2)	Yes	M
Wayne Weisman	Yes	C			M
2016 Meetings	N/A	7	5	6	4

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

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CORPORATE GOVERNANCE AND RISK MANAGEMENT( continued)

(1)	Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. All but two of our directors attended our 2016 Annual Meeting of Shareholders.

(2)	Dr. Ludomirski resigned as a member of our Board effective on March 3, 2017. Mr. Reasons was appointed as a member our of Board to fill the class II director vacancy created by Dr. Ludomirski’s resignation.

During 2016, with the exception of Dr. Ludomirski, each director attended at least 75% of the meetings of the Board and meetings of each Committee of the Board on which he or she served.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include:

•	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;

•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;

•	reviewing our code of business conduct and ethics and recommending any changes to the Board;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and

•	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Altomari (chair), Dr. Berelowitz and Ms. Flynn. All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and NASDAQ. Mr. Altomari also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT(continued )

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our chief executive officer, or CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and shareholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•	annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

•	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);

•	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time;

•	determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee; and

•	overseeing risks and exposures associated with executive compensation plans and arrangements.

Our Compensation Committee may delegate to one or more of our executive officers the power to grant options or other stock awards pursuant to such equity-based plan to employees who are not our directors or executive officers. Our Compensation Committee may also form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

During 2016, the Compensation Committee retained Radford, or Radford, an Aon Hewitt company, as its executive compensation consultant. Radford reported directly to the Compensation Committee. Radford provided various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of Radford attended meetings of the Compensation Committee.

Radford provides no services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined Radford to be independent under the NASDAQ and SEC regulations.

Our Chief Executive Officer annually reviews the performance of each of the other executive officers, including the other named executive officers. She then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our Chief Executive Officer’s recommendations in addition to data and recommendations presented by Radford.

The members of our Compensation Committee are Mr. Altomari, Mr. Ashton, Mr. Churchill and Ms. Flynn (chair). The Board has determined that all Compensation Committee members are independent under the listing

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CORPORATE GOVERNANCE AND RISK MANAGEMENT(continued )

standards of NASDAQ, and that they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, or the Code.

Nominating and Corporate Governance Committee

The Governance Committee identifies qualified individuals for membership on the Board; recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of shareholders; develops and recommends to the Board a set of corporate governance guidelines for the Board; and provides oversight of the corporate governance affairs of the Board; as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Governance Committee’s responsibilities include:

•	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;

•	identifying, reviewing and evaluating candidates, including candidates submitted by shareholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s shareholders at each annual meeting of shareholders;

•	developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•	annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate;

•	reviewing the adequacy of the Articles and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the shareholders;

•	implementing policies with respect to risk oversight, assessment and management of risk associated with the independence of our Board, potential conflicts of interest and the effectiveness of the Board.

The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Dr. Berelowitz, Mr. Churchill (chair) and Mr. Weisman. The Board has determined that all Governance Committee members are independent under the listing standards of NASDAQ.

FAMILY RELATIONSHIPS

Ms. Myers, our Senior Vice President, Regulatory and Quality, is the sister of Ms. Henwood, our President, Chief Executive Officer and member of the Board. See Ms. Myers’ biography under “Executive Officers” for a summary of her extensive regulatory experience. Other than the family relationship between Ms. Myers and Ms. Henwood described above, there are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Mr. Churchill, a member of our Compensation Committee, is a director of the corporate general partner of the common general partner of SCP Vitalife, and managing member of companies providing certain management services to them. SCP Vitalife provided substantially all of our funding prior to our initial public offering, or IPO, and currently holds more than 5% of our common stock. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” for a description of our Investor Rights Agreement with SCP Vitalife.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved in compliance with this policy or occurred prior to the adoption of this policy.

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DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

In December 2016, we reviewed the compensation program for our non-employee directors with our independent compensation consultant, Radford. In consultation with Radford and a review of director compensation trends of our peer group, we modified the compensation program for our non-employee directors. The changes included an increase to certain of our cash retainers and a shift from a share-based approach to a value-based approach, as well as a switch from stock options to restricted stock units, in the granting of annual equity awards to our non-employee directors.

The table below depicts our 2016 compensation program for our non-employee directors and the changes commencing on January 1, 2017, which will be reflected in next year’s proxy statement:

Compensation Elements – Non-Employee Director Compensation Program

Cash	2016	2017
Annual Cash Retainer	$40,000	$40,000
Annual Committee Chair Retainer
Audit	$20,000	$20,000
Compensation	$15,000	$15,000
Nominating and Corporate Governance	$7,500	$9,000
Committee Member Retainer
Audit	$10,000	$10,000
Compensation	$7,500	$7,500
Nominating and Corporate Governance	$5,000	$5,000
Annual Non-Executive Chairman of the Board Cash Retainer	$25,000	$30,000

Equity	2016	2017
Initial Equity Grant	20,000 options vesting in three equal annual installments	20,000 options vesting in three equal annual installments

Annual Equity Retainer (1)	10,000 options vesting on first anniversary of the grant date and granted in December of the prior year	$70,000 in restricted stock units vesting on the first anniversary of the date of grant and granted following the annual meeting of shareholders

(1)	In December 2016, the Board determined to change the timing of the non-employee director equity grant from December to the annual meeting date. To compensate for the extra time period between equity grants, the 2017 grant will be $105,000 in restricted stock units. Due to the timing of his appointment, Mr. Reasons will receive $70,000 in restricted stock units for the 2017 fiscal year.

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DIRECTOR COMPENSATION (continued)

Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Ms.  Henwood, receives no separate compensation for her service in such capacity.

SUMMARY 2016 COMPENSATION

The following table provides summary information regarding 2016 compensation to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Alfred Altomari(1)	67,500	—	67,500
William L. Ashton(2)	56,250	—	56,250
Michael Berelowitz(1)	56,250	—	56,250
Winston Churchill(1)	51,250(5)	—	51,250
Karen Flynn(3)	57,500	—	57,500
Abraham Ludomirski(1)(4)	42,500(5)	—	42,500
Wayne B. Weisman(1)	70,000(5)	—	70,000

(1)	As of December 31, 2016, each of Messrs. Altomari, Churchill, Weisman and Drs. Berelowitz and Ludomirski had stock options to purchase 52,000 shares of our common stock outstanding.

(2)	As of December 31, 2016, Mr. Ashton had stock options to purchase 64,000 shares of our common stock outstanding.

(3)	As of December 31, 2016, Ms. Flynn had stock options to purchase 30,000 shares of our common stock outstanding.

(4)	Dr. Ludomirski resigned as a member of our Board effective on March 3, 2017. Mr. Reasons was appointed as a member our of Board to fill the class II director vacancy created by Dr. Ludomirski’s resignation.

(5)	The following fees that were earned by each of Mr. Churchill, Dr. Ludomirski, and Mr. Weisman, $51,250, $42,500, and $70,000, respectively, were paid to SCP Vitalife Partners II, L.P. pursuant to the partnership agreement between such partnership and Mr. Churchill, Dr. Ludomirski and Mr. Weisman.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with KPMG LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by KPMG LLP in 2016 and 2015.

Service	2016	2015
Audit Fees	$521,000	$619,500
Audit-Related Fees	$245,000	$260,730
Tax Fees	$227,008	$216,205
All Other Fees	—	—
Total	$993,008	$1,096,435

“Audit fees” represented the aggregate fees for professional services rendered for the audit of the Company’s financial statements and the review of the Company’s quarterly financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits.

“Audit-related fees” primarily consisted of fees for our Registration Statements on Form S-1, Form S-3 and Form S-8.

“Tax fees” consisted of fees related to tax compliance, tax planning and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee. In its performance of these responsibilities, prior approval of certain non-audit services is not required if: (i) all such services involve no more than 5% of the revenues paid by the Company to the registered public accounting firm during the fiscal year; (ii) such services were not identified by the Company to be non-audit services at the time of the engagement, and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to completion of the audit for such fiscal year.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2016. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal year 2016, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2016 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with KPMG LLP. The Audit Committee also discussed with management and KPMG LLP the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements for the year ended December 31, 2016 with the management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, as amended, “Communication with Audit Committees.” In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Auditing Standard No. 16, as amended, “Communication with Audit Committees,” and the Audit Committee has discussed with KPMG LLP their independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee

Alfred Altomari (Chairman)

Michael Berelowitz, M.D.

Karen Flynn

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EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Gerri Henwood	President, Chief Executive Officer	64
Michael Celano	Chief Financial Officer	58
Stewart McCallum, M.D.	Chief Medical Officer	51
Fred Graff	Chief Commercial Officer	67
Randall Mack	SVP, Development / Secretary	51
Diane Myers	SVP, Regulatory and Quality	53
Donna Nichols	Vice President, Chief Accounting Officer and Corporate Controller	61

Gerri Henwood – For biographical information for Gerri Henwood, see “Board of Directors – Continuing Directors.”

Michael Celano has served as our Chief Financial Officer since July 2016. From September 2015 until June 2016, he served as the Chief Financial Officer (part-time) of Makindus, Inc., a clinical-stage biotechnology company. Prior to that, from May 2015 until September 2015, he was self-employed providing consulting services to life science companies. From January 2013 to May 2015, Mr. Celano served as the Chief Financial Officer of DrugScan, Inc., a clinical laboratory services company. He also served as the Chief Financial Officer of Kensey Nash Corporation, a biomaterials company from March 2009 until June 2012, and as a consultant to Royal DSM, the acquiror of Kensey Nash Corporation, from July 2012 through December 2012. Previously, Mr. Celano served as a partner with KPMG LLP, in charge of its Mid-Atlantic Life Sciences Practice, and was co-leader of its National Life Science Practice. Mr. Celano also was co-leader of the Life Science Practice for Arthur Andersen before he joined KPMG. Mr. Celano currently serves on the board of directors of Orasure Technologies, Inc., a diagnostic and medical device company, a position he has held since October 2006. Mr. Celano holds a B.S. degree in Accounting from St. Joseph’s University.

Stewart McCallum, M.D. has served as our Chief Medical Officer since December 2015. From May 2006 to November 2015, Dr. McCallum worked at GSK (formerly GlaxoSmithKline plc), a research-based pharmaceutical and healthcare company, where he served in clinical director positions and ultimately as Clinical Director Academic and Sirtuin, Discovery Performance Units. During his time at GSK, Dr. McCallum successfully led high profile drug development programs across a wide variety of therapeutic areas including urology, oncology, gastrointestinal, dermatology, stem cell therapies, in vitro fertilization and women’s health. He was responsible for the planning, design and execution of comprehensive development plans incorporating medical, regulatory and commercial considerations. From 1998 to 2006, Dr. McCallum served as Assistant Professor Urology at Stanford University Medical Center. Dr. McCallum received his M.D. from the University of Toronto and his B.S. in Biochemistry from the University of Western Ontario. He completed a Clinical Fellowship in Microsurgery and Male Fertility at the Joan & Sanford I. Weill Medical College of Cornell University.

Fred Graff has served as our Chief Commercial Officer since February 2016. From August 2015 to February 2016, Mr. Graff served as Vice President, North American Sales for Fluidigm Corporation, a life science technology company. In April 2013, Mr. Graff Founded Graff & Associates, a life science consulting firm, where he worked until August 2015. Prior to founding Graff & Associates, Mr. Graff served as Vice President, Commercial Operations for MAP Pharmaceuticals, Inc. (subsequently acquired by Allergan, Inc.), or MAP, a biopharmaceutical company focused on treatments in neurology, from September 2011 to March 2013, where he

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EXECUTIVE OFFICERS (continued)

was instrumental in developing a joint commercial launch plan between MAP and Allergan that included product pricing, contract strategy, trade strategy, product positioning and messaging and sample policy. Prior to joining MAP, Mr. Graff served as Vice President, Sales for Vanda Pharmaceuticals, Inc., a biopharmaceutical company focused on central nervous system disorders, from 2008 to 2010. Previously, Mr. Graff served as the Senior Vice President of Sales of Sepracor, Inc. (subsequently Sunovion Pharmaceuticals, Inc.), a biopharmaceutical company focused on the treatment of central nervous system and respiratory disorders, from 1997 to 2007. He holds a B.A. in Political Science from the University of Arizona.

Randall Mack has served as our Senior Vice President, Development and Secretary since 2008. From 2008 to 2014, Mr. Mack also served as Executive Vice President, Development for MCG, a pharmaceutical incubator and consulting firm. From 2005 to 2008, Mr. Mack served as Vice President, Project Management and Operations at Adolor Corporation where he oversaw the development programs in the areas of opioid-induced bowel dysfunction and pain management. For more than 15 years, he also held positions of increasing responsibilities at Auxilium, Abbott Laboratories and Harris Laboratories. In these positions he was responsible for the conduct of over 400 clinical trials and the filing of 20 investigational new drugs and 4 new drug applications. During his career he has authored more than 75 scientific articles, book chapters, abstracts and poster presentations in the areas of gastroenterology, urology, neuroscience and psychiatric disorders. Mr. Mack holds a B.S. in Biology and Chemistry from the University of Nebraska-Lincoln.

Diane Myers has served as our Senior Vice President, Regulatory and Quality since 2008. From 2008 to 2014, Ms. Myers served as Senior Vice President of Regulatory Affairs and Quality Assurance for MCG, a pharmaceutical incubator and consulting firm. From 2000 to 2008, Ms. Myers served as Vice President of Regulatory Affairs and Quality at Auxilium. In addition, for more than 15 years she held positions of increasing responsibility at GlaxoSmithKline plc in the Quality Control and Quality Assurance groups within the Biopharmaceutical Research and Development Division. Ms. Myers holds a B.S. in Biology from Neumann University.

Donna M. Nichols has served as our Chief Accounting Officer and Corporate Controller since 2009. From March 2009 to March 2015, Ms. Nichols was an employee of MCG, a pharmaceutical incubator and consulting firm. From 2004 to 2009, she served as Director of Accounting at Auxilium, and from 1996 to 2003, as Director of Financial Reporting at Adolor Corporation. In such prior roles, Ms. Nichols was responsible for the companies’ SEC financial reporting. Ms. Nichols holds a B.S. from Rider University and is a Certified Public Accountant.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers named in the “Summary Compensation Table” below. In 2016, our named executive officers were Gerri Henwood, our President and Chief Executive Officer; Michael Celano, our Chief Financial Officer; and Fred Graff, our Chief Commercial Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2016 and December 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gerri Henwood	2016	515,000(3)	386,250	—	—	—	—	32,129	933,379
President and Chief Executive Officer	2015	447,301(3)	286,980	—	1,140,399	—	—	48,342	1,923,022
Michael Celano	2016	164,538	172,500	—	823,200(5)	—	—	6,538	1,166,766
Chief Financial Officer(4)	2015	—	—	—	—	—	—	—	—
Fred Graff	2016	324,519	144,375	—	366,730(7)	—	—	88,173	923,797
Chief Commercial Officer(6)	2015	—	—	—	—	—	—	—	—

(1)	Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 13 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K.

(2)	Prior to 2016, the Compensation Committee of the Board met in December of each year to evaluate executive officer performance and compensation and approve equity grants. Beginning in 2017, however, the Compensation Committee met to evaluate 2016 executive performance and compensation in January 2017; therefore, no stock awards were granted to named executive officers in 2016 other than those granted to Mr. Celano and Mr. Graff in connection with the commencement of their employment with the Company.

(3)	Although we were party to a consulting agreement with MCG, pursuant to which MCG provided certain consulting services to us, no payments to MCG by us have been used by MCG to pay Ms. Henwood any compensation.

(4)	Mr. Celano’s employment as Chief Financial Officer began on July 5, 2016.

(5)	On June 21, 2016, the Compensation Committee of the Board granted an option to purchase 140,000 shares of our common stock to Mr. Celano, upon his appointment as our Chief Financial Officer as an inducement to his acceptance of our offer of employment. The inducement grant was granted outside of our Amended and Restated Equity Incentive Plan and without shareholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is subject to the terms and conditions of the Award Agreement for Inducement Awards between Mr. Celano and us.

(6)	Mr. Graff’s employment as Chief Commercial Officer began on February 16, 2016.

(7)	On January 8, 2016, the Compensation Committee of the Board granted an option to purchase 91,000 shares of our common stock to Mr. Graff, upon his appointment as our Chief Commercial Officer as an inducement to his acceptance of our offer of employment. The inducement grant was granted outside of our Amended and Restated Equity Incentive Plan and without shareholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is subject to the terms and conditions of the Award Agreement for Inducement Awards between Mr. Graff and us.

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EXECUTIVE COMPENSATION (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2016

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2016:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Gerri Henwood	41,250	18,750(1)	$8.00	3/12/2024
	26,667	13,333(1)	$7.00	4/8/2024
	61,750	61,750(2)	$2.47	12/17/2024
	77,874	45,626(3)	$2.47	12/17/2024
	26,325	78,975(1)	$8.41	12/16/2025
	105,300	—	$7.86	12/16/2025
Michael Celano	14,584	125,416(4)	$8.22	07/05/2026
Fred Graff	18,957	72,043(4)	$6.10	02/16/2026

(1)	The stock option vests in equal monthly installments over 48 months, beginning on the date that is one month from the date of grant, subject to continued employment with us.

(2)	On June 24, 2015, 15,437 shares subject to such options vested upon receipt of shareholder approval, and the remainder vests in equal monthly installments until December 17, 2018.

(3)	On July 25, 2015, 30% of the shares subject to such option vested upon the satisfaction of certain performance conditions, and the remainder vests in equal monthly installments over the three year period thereafter.

(4)	The stock option vests in equal monthly installments over 48 months, beginning on the date that is one month from the date of grant, subject to continued employment with us. The stock option is an inducement grant under NASDAQ listing rule 5635(c)(4).

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our named executive officers.

The employment agreements provide for initial annual base salaries for each of our named executive officers. Pursuant to the employment agreements, our named executive officers received the following initial base salaries: $320,000 for Ms. Henwood, $345,000 for Mr. Celano, and $375,000 for Mr. Graff. Such salaries have been reviewed and adjusted from time to time, in the discretion of our Board and Compensation Committee. In December 2016, the Board approved the following base salaries for our named executive officers: $530,450 for Ms. Henwood, $362,257 for Mr. Celano, and $386,250 for Mr. Graff. In addition to base salaries, the employment agreements provide that each of our named executive officers is eligible to participate in our company’s incentive bonus program. Our Board and our Compensation Committee consider a cash bonus opportunity for our named executive officers with respect to services to our company. The Board and the Compensation Committee consider potential target cash bonuses to Ms. Henwood, Mr. Celano, and Mr. Graff, up to 60%, 40%, and 35%, respectively (which are subject to increase in the Compensation Committee’s discretion), of such respective named executive officer’s base salary dependent upon performance factors.

Each of the employment agreements is for an initial term of one year and automatically renews for one-year periods, unless terminated by either party by delivery of 30 days written notice to the other party. Pursuant to each of the employment agreements, if we terminate one of our named executive officer’s employment without cause (as defined below) or such named executive officer resigns for certain reasons described below within 12 months of a

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EXECUTIVE COMPENSATION (continued)

change of control (as defined below), such named executive officer will be entitled to continue to receive such executive officer’s base salary and health insurance benefits, at our expense, for a period of 12 months following the date of termination; with regard to each of Messrs. Celano and Graff, he would also be entitled to receive his base salary, any accrued but unused vacation and paid time off, any earned but unpaid bonus, reimbursement of any proper business expenses as of the date of termination (referred to as the Accrued Benefits), and outplacement services for a period of 12 months following the date of termination, which shall not exceed $25,000. If a named executive officer’s employment is terminated as a result of such named executive officer’s death, such named executive officer’s estate will be entitled to continue to receive such executive’s base salary for a period of 12 months following the date of termination; with regard to each of Messrs. Celano and Graff, he would be entitled to receive the Accrued Benefits, his base salary and health insurance benefits, at our expense, for a period of 6 months following the date of termination, and his pro-rated annual bonus as of the date of termination. In addition, if the severance and other benefits provided in a named executive officer’s employment agreement or otherwise payable to a named executive officer would be subject to excise tax under Section 280(G) of the Code, then the named executive officer’s severance benefits will be either delivered in full or delivered as to such lesser extent that would result in no portion of the severance benefits being subject to such excise tax, whichever results in the receipt by the named executive officer on an after-tax basis of the greatest portion of such total severance and other benefits.

For purposes of the employment agreements, “cause” generally means an named executive officer’s (1) commission of an act of fraud or dishonesty against us; (2) failure to substantially perform his or her duties or material violation of the employment agreement, which failure or violation continues for 30 days or more following written notice to such named executive officer; (3) loss of any permit, license, accreditation or other authorization necessary for such named executive officer to perform his or her duties; (4) conviction of a felony or a plea of “no contest” to a felony; or (5) conduct that is likely, in the judgment of our Board, to materially adversely affect our reputation; with regard to each of Messrs. Celano and Graff, his employment agreement requires his conduct under item (2) above to be willful, and for his conduct to continue for five days or more following written notice by us of the conduct under item (5) above.

For purposes of the employment agreements, a “change of control” shall be deemed to have occurred upon the happening of any of the following events: (1) the consummation by us of a plan of dissolution or liquidation; (2) the consummation of the sale or disposition of all or substantially all of our assets ; (3) the consummation by us of a merger, consolidation or other shareholder-approved fundamental business transaction in which we are a participant with another entity where our shareholders, immediately prior to the referenced transaction, will not beneficially own, immediately after the referenced transaction, shares or other equity interests entitling such shareholders to more than 50% of all votes to which all equity holders of the surviving entity would be entitled in the election of directors; (4) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), (other than (A) we or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by us or any of its subsidiaries or (B) any person who, on the date the Plan is effective, is the beneficial owner of our outstanding securities), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of our outstanding shares of the Common Stock; or (5) the first day after the date hereof when directors are elected such that a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. A named executive officer will receive the payments and benefits described above if they terminate within 12 months of a change of control and during such twelve-month period we and/or our successor: (1) materially and adversely changes such named executive officer’s status, responsibilities or perquisites or (2) require such officer to be principally based at any office or location more than 50 miles from such named executive officer’s principal office prior to the change of control; with regard to each of Messrs. Celano and Graff, his payments and benefits would also be triggered upon a change of control and a reduction in his base salary or target cash bonus.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2016, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

SALES OF COMMON STOCK

On August 19, 2016, we closed an underwritten public offering in which we sold 1,986,666 shares of common stock at a price per share of $7.50 for net proceeds of approximately $13.4 million. Broadfin Capital, LLC, or Broadfin, which held more than 5% of our common stock at the time of the transaction, and Stonepine Capital, L.P., or Stonepine, which became a holder of more than 5% of our common stock in the transaction, purchased 390,000 and 400,000 shares of common stock, respectively, at a price of $7.50 per share.

On December 16, 2016, we closed an underwritten public offering in which we sold 6,670,000 shares of common stock at a price per share of $6.00 for net proceeds of approximately $36.9 million. Broadfin and Stonepine, which each held more than 5% of our common stock at the time of the transaction, and Deefield Mgmt., L.P., which became a holder of more than 5% of our common stock in the transaction, purchased 650,000, 2,075,000 and 2,075,000 shares of common stock, respectively, at a price of $6.00 per share.

RELATIONSHIP WITH MALVERN CONSULTING GROUP, INC.

Ms. Henwood, our President and Chief Executive Officer, owns a majority of the stock of MCG, a pharmaceutical incubator and consulting firm. Thomas F. Henwood, Ms. Henwood’s husband, who is also a shareholder of our company, is a consultant for, and a shareholder of, MCG. In addition, Matthew Henwood, Ms. Henwood’s son, is the President of, and a shareholder of, MCG. During 2016, certain immediate family members of Ms. Henwood were employees of MCG, including Christopher Sharr, Ms. Henwood’s brother, and Suzanne Sharr, Ms. Henwood’s sister-in-law. Since formation in 2008, we have entered into various transactions with MCG. However, since becoming a public company we have sought to decrease our involvement with MCG and as of December 31, 2016, the Company no longer has any involvement or transactions with MCG.

During 2016, certain of our executive officers, Ms. Henwood, Mr. Mack, and Ms. Myers, who is also Ms. Henwood’s sister, provided minimal consulting services from time to time to MCG. Until December 31, 2016, we were party to a Master Consulting Services Agreement with MCG. Pursuant to the agreement, MCG personnel other than Ms. Henwood, Mr. Mack and Ms. Myers provided us with certain consulting services for a fee based upon hourly rates previously approved by our Audit Committee. In consideration for such services, we recorded $363,000 for the fiscal year ended December 31, 2016. A portion of these amounts were used during 2016 to pay a portion of the respective salaries of MCG employees that, as described above, include immediate family members of Ms. Henwood. We terminated the Master Consulting Agreement on December 31, 2016.

Until December 31, 2016, we were party to an Office Services Agreement with MCG for the lease of an aggregate of 8,458 square feet of office and lab space located at 490 Lapp Road, Malvern, PA 19355 and the provision of IT services and general office support. Pursuant to the Office Services Agreement, we paid MCG $206,000 during the fiscal year ended December 31, 2016. This agreement was terminated on December 31, 2016 and we are now a party to a five-year lease directly with the landlord of our Malvern facility, Workspace Inc.

As of December 31, 2016, MCG no longer provides any services to us or has any contracts with us.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (continued)

EMPLOYMENT OF CERTAIN RELATED PERSONS

Effective January 1, 2017, Ms. Suzanne Sharr and Mr. Chris Sharr, Ms. Henwood’s sister-in-law and brother, respectively, terminated their employment with MCG and we hired Ms. Sharr as our Senior Director of Human Resources and Mr. Sharr as our Vice President, Manufacturing and Alliance Management. Our Audit Committee approved Ms. Sharr’s and Mr. Sharr’s hiring consistent with our related person transaction policy. Our Board also approved their hiring, and our Compensation Committee approved their 2017 cash and equity compensation, after considering the recommendations of the Company’s compensation consultant. In 2017, Ms. Sharr will receive a salary of $202,000 and Mr. Sharr will receive a salary of $243,100. Upon hire, Ms. Sharr and Mr. Sharr were awarded options to purchase 15,000 and 43,600 shares of our common stock, respectively, under our Amended and Restated Equity Incentive Plan, with grant date fair values of $79,050 and $229,772, respectively, as determined in accordance with ASC 718. The assumptions made in these valuations are included in Note 13 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. Both Ms. Sharr and Mr. Sharr have been providing services to the Company in their same respective roles as consultants of MCG since 2008 and their knowledge of the Company and performance for the Company were strong factors in our Board’s determination to hire them as employees.

Ms. Myers, Ms. Henwood’s sister, has been our Senior Vice President, Regulatory and Quality since 2007. Ms. Myers earned $474,323 in total compensation in 2016, including base salary, bonus and any other compensation. Ms. Myers’ compensation was approved by our Compensation Committee.

Each of Ms. Myers, Ms. Sharr and Mr. Sharr participates in our general welfare and benefit plans. Ms. Henwood does not have a material interest in the employment of Ms. Myers, Ms. Sharr or Mr. Sharr, nor does she share a household with any of them.

Pursuant to our Compensation Committee Charter, our Compensation Committee approves the compensation of all related persons.

INVESTOR RIGHTS AGREEMENT

We entered into an Investor Rights Agreement in September 2008 with SCP Vitalife, venture capital funds that provided substantially all of our funding prior to our IPO and currently hold more than 5% of our common stock. This agreement provides for certain rights relating to the registration of their shares of common stock, certain rights relating to the purchase of future securities sold by us and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the Investor Rights Agreement), all rights under this agreement terminated upon completion of our IPO. The registration rights continued following the consummation of our IPO and terminated on March 14, 2017.

Ms. Henwood was a venture partner in SCP Vitalife Partners II, L.P. until April 2013; however, she maintains a financial interest in the fund by virtue of her prior investments. In addition, each of Mr. Churchill and Mr. Weisman, current members of our Board, and Dr. Ludomirski, a former member of our Board at the time of the transaction, is a director of the corporate general partner of the common general partner of SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P., and managing members of companies providing certain management services to them. All of the shares of our Series A Convertible Preferred Stock and 8% Convertible Promissory Notes issued to SCP Vitalife were converted to shares of our common stock upon consummation of the IPO.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 1, 2017 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of Common Stock outstanding is based on 19,050,966 shares of our Common Stock outstanding as of March 28, 2017. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of March 28, 2017 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
5% or Greater Shareholders
Broadfin Capital, LLC(1) 300 Park Avenue New York, NY 10022	3,100,086	16.3%
SCP Vitalife Partners II, L.P.(2) 1200 Liberty Ridge Drive Suite 300 Wayne, PA 19087	2,247,862	11.8%
SCP Vitalife Partners (Israel) II, L.P.(2) 32B Habarzel St. Ramat Hachayal Tel Aviv 69710 Israel	751,093	3.9%
Stonepine Capital, L.P.(3) P.O. Box 250 Bend, OR 97709	2,457,651	12.9%
Deefield Mgmt, L.P.(4) 780 Third Avenue, 37th Floor New York, NY 10017	2,075,000	10.9%

Named Executive Officers and Directors
Gerri Henwood(5)	501,977	2.6%
Michael Celano(6)	32,150	*
Fred Graff(7)	39,336	*
Alfred Altomari(8)	53,500	*

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
William L. Ashton(9)	64,000	*
Michael Berelowitz(10)	52,000	*
Winston J. Churchill(11)(12)	3,050,955	16.0%
Karen Flynn(13)	17,466	*
Bryan M. Reasons	—	*
Wayne Weisman(14)	3,057,955	16.0%
All executive officers and directors as a group (14 persons)(15)	4,292,081	21.6%

*	Less than 1%

(1)	Based upon information set forth in the Schedule 13D/A filed on December 14, 2016 by Broadfin, Broadfin Healthcare Master Fund, Ltd., or Master Fund, and Kevin Kotler. Broadfin, Master Fund and Mr. Kotler have shared voting and dispositive power over 3,100,086 shares of common stock. Broadfin and Mr. Kotler each disclaim beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.

(2)	Based upon information set forth in the Schedule 13D filed on March 21, 2014 and information set forth in Form 4’s filed through March 28, 2017 by SCP Vitalife Partners II, L.P., or SCP Vitalife Partners, SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Israel, SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, SCP Vitalife II GP, LTD (SCP Vitalife GP), Winston J. Churchill, Jeffrey Dykan, Abraham Ludomirski, and Wayne B. Weisman. SCP Vitalife Partners beneficially owns 2,247,862 shares of common stock and SCP Vitalife Israel beneficially owns 751,093 shares of common stock. As the general partner of SCP Vitalife Partners and SCP Vitalife Israel, SCP Vitalife Associates may be deemed to beneficially own 2,998,955 shares of common stock. As the general partner of SCP Vitalife Associates, SCP Vitalife GP may be deemed to beneficially own 2,998,955 shares of common stock. As directors of SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman and Dr. Ludomirski may be deemed to beneficially own 2,999,015 shares of common stock. SCP Vitalife Partners shares dispositive and voting power with respect to the 2,247,862 shares of common stock owned. SCP Vitalife Israel shares dispositive and voting power with respect to the 751,093 shares of common stock owned. SCP Vitalife Associates, SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman and Dr. Ludomirski have shared dispositive and voting power with respect to the aggregate 2,998,955 shares of common stock owned by SCP Vitalife Partners and SCP Vitalife Israel.

(3)	Based upon information set forth in the Schedule 13G/A filed on December 16, 2016 by Stonepine Capital, L.P., or Stonepine, Stonepine Capital Management, LLC, Jon M. Plexico and Timothy P. Lynch. Stonepine Capital Management, LLC serves as the general partner and investment advisor of Stonepine. Messrs. Plexico and Lynch serve as the managing members of Stonepine Capital Management, LLC. Stonepine, Stonepine Capital Management, LLC, and Messrs. Plexico and Lynch share voting and dispositive power over all shares. Stonepine, Stonepine Capital Management, LLC, and Messrs. Plexico and Lynch each disclaim beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.

(4)

Based upon information set forth in the Schedule 13G/A filed on February 14, 2017 by James E. Flynn, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P., and Deerfield International Master Fund, L.P. Deerfield Mgmt., L.P. serves as the general partner of Deerfield Management Company, L.P., Deefield Special Situations Fund, L.P., Deefield Partners, L.P. and Deerfield

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

International Master Fund, L.P. Deefield Mgmt, L.P., Deerfield Management Company, L.P. and James E. Flynn share voting and dispositive power over 2,075,000 shares of common stock. Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. have voting and dispositive power over 1,350,000, 317,550 and 407,450 shares of common stock, respectively.

(5)	Ms. Henwood holds 104,500 shares of our common stock and stock options to purchase 397,481 shares of our common stock that may be exercised within 60 days of March 28, 2017. Ms. Henwood’s husband, Thomas Henwood, holds 50,000 shares of our common stock. As spouses, Mr. and Ms. Henwood may be deemed to beneficially own the shares of our common stock that are held by the other spouse. Mr. and Ms. Henwood disclaim beneficial ownership of the shares of our common stock that are held by the other spouse.

(6)	Mr. Celano holds stock options to purchase 32,150 shares of our common stock that may be exercised within 60 days of March 28, 2017. These options were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to NASDAQ listing rule 5635(c)(4).

(7)	Mr. Graff holds stock options to purchase 31,336 shares of our common stock that may be exercised within 60 days of March 28, 2017. These options were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to NASDAQ listing rule 5635(c)(4).

(8)	Mr. Altomari holds 1,500 shares of our common stock and stock options to purchase 52,000 shares of our common stock that may be exercised within 60 days of March 28, 2017.

(9)	Mr. Ashton holds stock options to purchase 64,000 shares of our common stock that may be exercised within 60 days of March 28, 2017.

(10)	Dr. Berelowitz holds stock options to purchase 52,000 shares of our common stock that may be exercised within 60 days of March 28, 2017.

(11)	Mr. Churchill holds stock options to purchase 52,000 shares of our common stock that may be exercised within 60 days of March 28, 2017. Mr. Churchill has shared voting and investment power with respect to 2,999,015 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(12)	Mr. Churchill disclaims beneficial ownership of 50,000 shares of our common stock that are held by the Churchill Trust for the benefit of his son and stock options to purchase 33,200 shares of our common stock held by his son.

(13)	Ms. Flynn holds 800 shares of our common stock and stock options to purchase 16,666 shares of our common stock that may be exercised within 60 days of March 28, 2017.

(14)	Mr. Weisman holds 7,000 shares of our common stock and stock options to purchase 52,000 shares of our common stock that may be exercised within 60 days of March 28, 2017. Mr. Weisman has shared voting and investment power with respect to 2,999,015 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(15)	Includes stock options to purchase 799,033 shares of our common stock that may be exercised within 60 days of March 28, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Company’s records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the 2016 fiscal year, except that the Form 4 of Ms. Henwood was filed late in connection with the performance-based vesting of stock options on November 3, 2016.

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ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS III DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2020

At the Annual Meeting, our shareholders will vote on the election of three Class III director nominees named in this Proxy Statement as directors, each to serve until our 2020 Annual Meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated Alfred Altomari, William L. Ashton and Dr. Michael Berelowitz for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALFRED ALTOMARI, WILLIAM L. ASHTON AND DR. MICHAEL BERELOWITZ.

ITEM 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee of the Board has appointed and engaged KPMG LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2017 fiscal year, and to perform audit-related services. KPMG LLP has served as our independent registered public accounting firm since 2007.

Shareholders are hereby asked to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although shareholder ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek shareholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

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OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2018 Annual Meeting of Shareholders, shareholder proposals must be received by us no later than November 28, 2017. If we change the date of the 2018 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2018 Annual Meeting in order to be considered for inclusion in our Proxy Statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Alternatively, shareholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2018 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal or nomination no earlier than December 13, 2017 and no later than the close of business on January 12, 2018. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 has been filed with the SEC and provides additional information about us. It is available on the internet at www.recropharma.com and is available in paper form (other than exhibits thereto) to beneficial owners of our common stock without charge upon written request to Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

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VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O Broadridge

P.O. Box 1342 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Brentwood, NY 11717

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY

For Withhold For AllTo withhold authority to vote for any

AllAllExceptindividual nominee(s), mark “For All

Except” and write the number(s) of the

The Board of Directors recommends you vote FOR    nominee(s) on the line below.

the following:

000

1.    Election of Directors

Nominees

01    Alfred Altomari02 William L. Ashton03Dr Michael Berelowitz

The Board of Directors recommends you vote FOR the following proposal:    ForAgainstAbstain

2    Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017000 fiscal year.

NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or

0000322677    partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]    DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

RECRO PHARMA, INC. 2017 Annual Meeting of Shareholders May 12, 2017—9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gerri Henwood and Michael Celano, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RECRO PHARMA, INC. that the undersigned is entitled to vote at the 2017 Annual Meeting of shareholders to be held at 09:00 AM, EDT, on May 12, 2017 at The Desmond Hotel Malvern, 1 Liberty Blvd, Malvern, PA 19355, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

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Continued and to be signed on reverse side